Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 30, 2012, Eaton Corporation (“Eaton”) acquired Cooper Industries plc (“Cooper”) pursuant to a definitive agreement dated May 21, 2012. At the close of the transaction, Eaton and Cooper became subsidiaries of a newly created company called Eaton Corporation plc (“Parent”), formerly known as Eaton Corporation Limited and the successor registrant to Eaton Corporation. The total consideration received by Cooper shareholders in the transaction has a value of approximately $79.37 per Cooper share based on the weighted-average share price of Eaton common stock of $51.91 on November 30, 2012 and cash, or approximately $13.2 billion in the aggregate. See Note 2 to these unaudited pro forma condensed consolidated financial statements (“pro forma statements”) for additional information on the purchase consideration.

The following pro forma statements give effect to Eaton’s acquisition of Cooper and the merger of the two companies into Parent. The unaudited pro forma condensed consolidated statements of income (“pro forma statements of income”) for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the transaction as if it had occurred on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet (“pro forma balance sheet”) gives effect to the transaction as if it had occurred on September 30, 2012.

The pro forma statements are primarily based on, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarterly period ended September 30, 2012 for Eaton and Cooper.

The historical consolidated financial information of Eaton and Cooper has been adjusted in the pro forma statements to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The pro forma statements should be read in conjunction with the accompanying notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2012

(In millions except for per share data)

	Eaton Corporation (as reported)	Cooper Industries plc (as reported)	Reclassification adjustments	Note	Transaction adjustments	Note		Eaton Corporation plc combined pro forma
Net sales	$11,978	$4,371	$115	4(d)	$—			$16,464
Cost of products sold	8,316	2,854	(25)	4(d), 4(e)	180	3(b), 3(d)		11,325
Selling and administrative expense	2,079	857	—		(22)	3(f)		2,914
Research and development expense	313	—	137	4(e)	—			450
Interest expense-net	100	44	—		110	3(f)		254
Equity in income of APEX Tool Group, LLC	—	(51)	—		—			(51)
Other expense-net	7	—	—		—			7

Income from continuing operations before income taxes	1,163	667	3		(268)			1,565
Income tax expense	123	129	—		(81)	3(j)		171

Net income from continuing operations	1,040	538	3		(187)			1,394
Less net income for noncontrolling interests	(2)	—	(3)	4(e)	—			(5)

Net income from continuing operations attributable to common shareholders	$1,038	$538	$—		$(187)			$1,389

Net income from continuing operations per common share
Diluted	$3.05							$2.97
Basic	3.08							2.99
Weighted-average number of common shares outstanding
Diluted	339.7				128.1	3(k	)	467.8
Basic	336.7				128.1	3(k	)	464.8

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 2011

(In millions except for per share data)

	Eaton Corporation (as reported)	Cooper Industries plc (as reported)	Reclassification adjustments	Note	Transaction adjustments	Note	Eaton Corporation plc combined pro forma
Net sales	$16,049	$5,409	$142	4(d)	$—		$21,600
Cost of products sold	11,261	3,613	(28)	4(d), 4(e)	247	3(b), 3(d)	15,093
Selling and administrative expense	2,738	1,039	—		—		3,777
Research and development expense	417	—	167	4(e)	—		584
Interest expense-net	118	63	—		144	3(f)	325
Equity in income of APEX Tool Group, LLC	—	(67)	—		—		(67)
Other (income) expense-net	(38)	4	—		—		(34)

Income from continuing operations before income taxes	1,553	757	3		(391)		1,922
Income tax expense	201	120	—		(111)	3(j)	210

Net income from continuing operations	1,352	637	3		(280)		1,712
Less net income for noncontrolling interests	(2)	—	(3)	4(e)	—		(5)

Net income from continuing operations attributable to common shareholders	$1,350	$637	$—		$(280)		$1,707

Net income from continuing operations per common share
Diluted	$3.93						$3.62
Basic	3.98						3.66
Weighted-average number of common shares outstanding
Diluted	342.8				128.1	3(k)	470.9
Basic	338.3				128.1	3(k)	466.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(In millions)

	Eaton Corporation (as reported)	Cooper Industries plc (as reported)	Reclassification adjustments	Note	Transaction adjustments	Note	Eaton Corporation plc combined pro forma
Assets
Current assets
Cash	$425	$966	$(767)	4(a)	$1,669	3(f)
					4,887	3(f)
					(6,661)	3(f)	$519
Short-term investments	620	—	767	4(a)	—		1,387
Accounts receivable-net	2,645	1,009	—		—		3,654
Inventory	1,801	543	—		185	3(a)	2,529
Prepaid expenses and other current assets	704	223	—		(31)	3(f)	896

Total current assets	6,195	2,741	—		49		8,985
Property, plant and equipment-net	2,794	664	—		199	3(b)	3,657
Investment in Apex Tool Group, LLC	—	561	—		239	3(g)	800
Goodwill	5,838	2,624	—		5,797	3(c)	14,259
Other intangible assets	2,253	432	—		3,618	3(d)	6,303
Other assets	1,720	114	—		27	3(e)	1,861

Total assets	$18,800	$7,136	$—		$9,929		$35,865

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$108	$4	$—		$1,669	3(f)	$1,781
Current portion of long-term debt	307	325	—		—		632
Accounts payable	1,441	562	(92)	4(b)	—		1,911
Other current liabilities	1,852	669	92	4(b)	134	3(h)	2,747

Total current liabilities	3,708	1,560	—		1,803		7,071

Noncurrent liabilities
Long-term debt	3,690	1,097	—		4,887	3(f)
					124	3(f)	9,798
Pension liabilities	1,509	—	140	4(c)	—		1,649
Other noncurrent liabilities	1,651	342	(157)	4(c)	712	3(e)	2,548

Total noncurrent liabilities	6,850	1,439	(17)		5,723		13,995

Shareholders’ equity
Common shares (1)	169	2	—		(166)	3(i)	5
Capital in excess of par value	4,235	128	—		6,685	3(i)	11,048
Treasury shares	—	(672)	—		672	3(i)	—
Retained earnings	5,628	4,855	—		(4,964)	3(i)	5,519
Accumulated other comprehensive loss	(1,808)	(176)	—		176	3(i)	(1,808)
Deferred compensation plans	(4)	—	—		—		(4)

Shareholders’ equity	8,220	4,137	—		2,403		14,760
Noncontrolling interests	22	—	17	4(c)	—		39

Total equity	8,242	4,137	17		2,403		14,799

Total liabilities and equity	$18,800	$7,136	$—		$9,929		$35,865

(1)

As of September 30, 2012, Eaton Corporation had 382.9 million and 337.9 million common shares issued and outstanding, respectively. As of September 30, 2012, Cooper Industries plc had 176.0 million and 161.7 million common shares issued and outstanding, respectively. As of September 30, 2012, on a combined pro forma basis, 466.0 million common shares were issued and outstanding.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In millions except for per share data, unless indicated otherwise)

Note 1. BASIS OF PRESENTATION

The pro forma statements have been compiled from historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), and should be read in conjunction with the Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarterly period ended September 30, 2012 for Eaton Corporation, Parent and Cooper, as applicable. These pro forma statements are presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the transaction been completed as of the dates indicated. In addition, the pro forma statements do not purport to project the future financial position or operating results of the combined company.

The pro forma statements have been prepared using the acquisition method of accounting. For accounting purposes, Eaton has been treated as the acquirer in the transaction. Acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been presented solely for the purpose of providing pro forma statements and will be revised as additional information becomes available and as additional analyses are performed. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of judgment in determining the appropriate assumptions and estimates. Differences between preliminary estimates in the pro forma statements and the final acquisition accounting will occur and could have a material impact on the accompanying pro forma statements and the combined company’s future results of operations and financial position.

The transaction has been accounted for using the historical information and accounting policies of Eaton and combining the assets and liabilities of Eaton and Cooper at their respective estimated fair values. Parent was formed in May 2012 for purposes of facilitating the acquisition and does not maintain any material balances nor has it had any material activity since formation. The assets and liabilities of Cooper have been measured based on various preliminary estimates using assumptions that Parent management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield materially different results. The total purchase price has been measured using the weighted-average closing share price of Eaton common stock as of November 30, 2012, the closing date of the transaction. The purchase price allocation is subject to finalization of Parent’s analysis of the fair value of the assets and liabilities of Cooper as of the closing of the transaction. Differences from these preliminary estimates could be material.

Acquisition-related transaction costs, such as investment banker, advisory, legal, valuation, and other professional fees are not included as a component of consideration transferred but are expensed as incurred. Transaction costs associated with the acquisition total $87, of which $16 and $6 have been expensed in Eaton’s and Cooper’s historical consolidated financial statements as of September 30, 2012, respectively. The remaining $65 of other anticipated transaction costs was adjusted as a reduction of cash with a corresponding decrease in retained earnings, as the tax effect for these costs has not yet been assessed. These costs are not presented in the pro forma statements of income because they will not have a continuing impact on the consolidated results of Parent. There were transactions between Eaton and Cooper during the periods presented in the pro forma statements that have not been eliminated as the impact is nominal.

The pro forma statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the transaction or the costs to combine the operations of Eaton and Cooper or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Note 2. PURCHASE CONSIDERATION AND ESTIMATED ALLOCATION

The purchase consideration, related preliminary estimated allocations, and resulting excess over fair value of net assets acquired are as follows:

	Offer
Cooper shares outstanding as of November 30, 2012	163.6
Cooper shares issued pursuant to conversion of stock options and share units outstanding under Cooper equity-based compensation plans	1.8

Total Cooper shares and share equivalents prior to transaction	165.4

Exchange ratio per share	0.77479

Total Parent shares issued	128.1

Weighted-average Eaton per share price on November 30, 2012	$51.91

Total value of Parent shares issued	$6,649
Total cash consideration paid at $39.15 per Cooper share and share equivalent	6,474
Total cash consideration paid for equity-based compensation plans	69

Total purchase consideration	13,192	(a)
Fair value adjustments for other intangible assets	(4,050	)(b)
Fair value adjustments for inventory	(185	)(c)
Fair value adjustments for property, plant and equipment	(199	)(d)
Fair value adjustment for Apex Tool Group, LLC	(239	)(e)
Fair value adjustments for debt assumed	124	(f)
Deferred tax impact of fair value adjustments	879
Other adjustments	(20	)(g)
Adjusted book value of net assets acquired	(1,081	)(h)

Goodwill	$8,421

The purchase price allocation shown in the table above is based on Parent’s preliminary estimates of fair value of Cooper’s assets and liabilities. Once sufficient information is available and final valuations are completed, the purchase price allocation may differ materially from Parent’s preliminary estimates.

(a)	Total purchase consideration

The total purchase consideration of $13,192 is comprised of Parent share consideration valued at $6,649 and cash consideration for Cooper shares of $6,474 and to settle certain Cooper equity-based compensation plans of $69. Based on the weighted-average share price of Eaton common stock of $51.91 per share on November 30, 2012, the total consideration received by Cooper shareholders in the transaction has a value of approximately $79.37 per Cooper share.

Total Cooper shares and share equivalents prior to the acquisition are comprised of all the issued and outstanding ordinary share capital as of November 30, 2012 and the total shares remaining from equity-based compensation plans that vested upon the close of the transaction. Cooper equity-based compensation plans include incentive stock options, restricted stock units, performance stock units and deferred performance stock units.

Upon completion of the transaction, the holder of each ordinary share of Cooper (other than those shares held by Eaton or any of its affiliates) was entitled to receive from Parent $39.15 and 0.77479 of a Parent ordinary share (combined, the “consideration per share”). Each Cooper stock option or share award outstanding under Cooper’s equity-based compensation plans immediately prior to the completion of the transaction became fully vested and exercisable. These Cooper equity-based compensation awards were canceled and each share was converted, as appropriate, into the consideration per share or the cash value of the consideration per share. The cash value of the consideration per share was based on the value of the consideration per share payable to Cooper shareholders (or, if greater, the closing price of a Cooper ordinary share on the effective date or such earlier date on which Cooper ordinary shares were last traded). Fractional shares of Parent were aggregated and sold in the market and the net proceeds were distributed in cash on a pro-rata basis to the respective Cooper shareholders.

(b)	Other intangible assets

The estimated fair values of identifiable intangible assets were determined using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The estimated useful lives are based on Eaton’s historical experience. These estimated fair values are considered preliminary and are subject to change upon completion of the final valuation. Changes in fair value of the acquired intangible assets may be material. The estimated fair value of the identifiable intangible assets, their estimated useful lives and valuation methodology are as follows:

	Fair value	Useful life	Valuation method
Trade names (indefinite-lived)	$550	N/A	Relief-from-royalty
Trade names	400	15	Relief-from-royalty
Customer relationships	2,200	13	Multi-period excess earnings
Technology	900	15	Relief-from-royalty

	$4,050

(c)	Inventory

Fair value adjustments to inventory totaling $185 are comprised of $69 to adjust LIFO inventory to a current cost basis and $116 to adjust inventory to estimated fair value.

To estimate the fair value of inventory, Parent considered the components of Cooper’s inventory, as well as estimates of selling prices and selling and distribution costs that were based on Cooper’s historical experience.

(d)	Property, plant and equipment

Fair value adjustments to property, plant and equipment totaling $199 are comprised of increasing Cooper’s historical property, plant and equipment net book value of $664 to the preliminary estimate of the fair value of property, plant and equipment acquired of $863. This estimate is based on other comparable acquisitions and historical experience, as Parent does not have sufficient information as to the specific types, nature, age, condition or location of Cooper’s fixed assets.

(e)	Apex Tool Group, LLC

The fair value adjustment to Apex Tool Group, LLC (Apex) is $239, which increases Cooper’s historical Apex book value of $561 to the estimated fair value of $800 to reflect the incremental fair value increase of Cooper’s 50% ownership interest in Apex. On October 10, 2012, Cooper and Danaher Corporation, the owners of Apex, announced entering into a definitive agreement to sell Apex to Bain Capital for approximately $1.6 billion, thereby establishing the fair value of Apex.

(f)	Debt

Fair value estimates of Cooper’s existing debt that was assumed in the transaction total $1,546, which results in an adjustment of $124. The adjustment is comprised of a premium of $121 and the elimination of Cooper’s historical debt issuance discount of $3. The premium is amortized over the remaining maturity of the debt as a credit to pro forma Interest expense. The estimate of fair value was based on trade information in the financial markets of Cooper’s public debt, which traded between a premium of 100.73% to 120.97% for the nine months ended September 30, 2012.

(g)	Other adjustments

Other adjustments of $20 are comprised of eliminating Cooper’s deferred compensation plan obligations totaling $33, as these vested and were paid upon completion of the transaction, and the related historical deferred tax asset of $13.

(h)	Adjusted book value of net assets acquired

The adjusted book value of Cooper’s net assets acquired is as follows:

As of September 30, 2012
Total equity	$4,137
Less: goodwill	(2,624)
Less: other intangible assets	(432)

Adjusted book value of net assets acquired	$1,081

Note 3. PRO FORMA TRANSACTION ADJUSTMENTS

The pro forma statements have been prepared using Cooper’s publicly available financial statements and disclosures, as well as certain assumptions made by Parent. Estimates of the fair value of assets acquired and liabilities assumed are described in Note 2. For information on adjustments not included in the pro forma statements, see Note 5.

(a)	Inventory

The following fair value adjustments were recorded to inventory:

As of September 30, 2012
Eliminate LIFO reserve	$69
Estimated fair value adjustment	116

Total adjustments to Inventory	$185

As these adjustments are non-recurring items, they have not been reflected in the pro forma statements of income.

(b)	Property, plant and equipment

Net adjustments totaling $199 are comprised of increasing Cooper’s historical property, plant and equipment net book value of $664 to the preliminary estimate of the fair value of property, plant and equipment acquired of $863.

Total adjustments to Cost of products sold related to estimated depreciation expense are $10 for the nine months ended September 30, 2012 and $13 for the year ended December 31, 2011. The estimated depreciation expense adjustments are based on the increase in fair value above historical value over an estimated weighted-average useful life of 15 years.

(c)	Goodwill

Net adjustments totaling $5,797 are comprised of eliminating Cooper’s historical goodwill of $2,624 and recording the excess of the estimated purchase consideration over the estimated fair value of assets acquired of $8,421.

(d)	Other intangible assets

Net adjustments totaling $3,618 are comprised of eliminating Cooper’s historical intangible assets of $432 and recording the $4,050 preliminary estimate of the fair value of intangible assets acquired.

Total adjustments related to amortization expense of intangible assets are as follows:

	Nine months ended September 30, 2012	Year ended December 31, 2011
Elimination of Cooper’s historical intangible asset amortization	$(22)	$(22)
Estimated amortization of fair value of acquired intangible assets	192	256

Adjustments to Cost of products sold	$170	$234

The amortization expense related to intangibles assets acquired is based on estimated fair value amortized over the respective useful lives.

(e)	Other noncurrent assets and liabilities

Net adjustments to Other noncurrent assets totaling $27 are comprised of $40 related to deferred financing costs associated with the permanent financing and the elimination of the $13 historical deferred tax asset associated with Cooper’s deferred compensation plan obligations totaling $33. Refer to Note 3(f), Debt, for additional details on the permanent financing.

Net adjustments to Other noncurrent liabilities totaling $712 are comprised of the $706 and $39 deferred tax effects of the estimated fair value adjustment for intangible assets and property, plant and equipment, respectively, and the elimination of Cooper’s $33 deferred compensation plan obligations, as these become vested and are paid upon completion of the transaction.

(f)	Debt

Eaton incurred debt totaling $6,569 associated with the acquisition of Cooper through the private issuance of debt (the “permanent financing” or “Notes”) and a Bridge Credit Facility (the “bridge” financing), which are described below. For pro forma purposes, any cash requirements in excess of these borrowings were drawn from existing cash. The use of these proceeds were comprised of cash consideration for the acquisition of $6,543, deferred financing costs totaling $53 and the payment of transaction costs totaling $65 and recorded in Retained earnings.

Permanent financing

Eaton financed $4,900 of the cash consideration paid in the transaction through Notes comprised of five tranches ranging in maturity from 2015 to 2042. Proceeds received from the Notes total $4,887, net of nominal discounts of $13, which will be amortized and included in Interest expense-net over the respective terms of the Notes. The interest rate per tranche was determined based upon market conditions. This debt obligation is classified as long-term based on its terms.

Bridge financing

Eaton secured a bridge financing commitment totaling $6,750, which was available in a single draw on the acquisition date. In conjunction with closing the acquisition on November 30, 2012, Eaton drew $1,669 on the bridge financing commitment. The bridge will mature on the first anniversary of the acquisition closing date, with all amounts outstanding under the bridge payable in full on such date. This debt obligation is classified as current based on its terms. As of December 31, 2012, Eaton has repaid $1,000 of the amount drawn.

Deferred financing costs

The financing activities noted above resulted in the capitalization of deferred financing costs totaling $109. These costs are comprised of $40 associated with the permanent financing and $69 associated with the bridge financing. An adjustment of $44 was recorded to Retained earnings to write off the proportionate amount of related capitalized deferred bridge financing costs, as only a portion of the total capacity of the commitment was drawn. The remaining capitalized deferred financing costs are amortized over the maturities of the respective debt. Deferred permanent and bridge financing costs are classified in Other noncurrent assets and Prepaid expenses and other current assets, respectively, and are as follows:

As of September 30, 2012
Total deferred permanent financing costs	$40

Total deferred bridge financing costs	$69
Less: Amortization of deferred bridge financing costs recorded in Eaton’s historical consolidated financial statements	(10)
Less: Write-off proportionate amount of deferred bridge financing costs to Retained Earnings	(44)

Remaining deferred bridge financing costs	15
Deferred bridge financing costs recorded in Eaton’s historical consolidated balance sheet	46

Net deferred bridge financing costs adjustment	$(31)

See below for interest expense related to the amortization of these deferred financing costs.

Other costs

Other costs associated with the Acquisition total $87, of which $16 and $6 have been expensed in Eaton’s and Cooper’s historical consolidated financial statements as of September 30, 2012, respectively. The remaining $65 of other anticipated transaction costs have been recorded as a pro forma adjustment to Retained earnings. As these other costs are non-recurring items, they have not been reflected in the pro forma statements of income. An adjustment totaling $22 has been reflected in the pro forma statements of income to remove other costs associated with the acquisition of $16 and $6 that were expensed by Eaton and Cooper, respectively, during the nine months ended September 30, 2012.

Fair value of assumed debt

Total adjustments related to the fair value of Cooper’s existing debt to be assumed by Parent are as follows:

As of September 30, 2012
Premium to adjust assumed Cooper debt to fair market value	$121
Eliminate Cooper’s historical unamortized debt issuance discount	3

Fair value adjustments to Long-term debt	$124

The premium to adjust assumed Cooper debt to fair market value is amortized over the remaining maturity of the debt as a credit to pro forma Interest expense-net.

Interest expense

The following adjustments have been recorded to Interest expense-net:

	Nine months ended September 30, 2012	Year ended December 31, 2011
Interest expense associated with permanent financing	$101	$134
Estimated interest expense associated with bridge financing	19	25

Total estimated interest expense associated with financing	120	159
Amortization of premium on fair value adjustment to assumed debt	(22)	(31)
Amortization of deferred financing costs	12	16

Total adjustments to Interest expense-net	$110	$144

The adjustment to record pro forma interest expense related to the permanent financing is based on the rates and maturities for each respective Note tranche, which yields an estimated blended effective rate of 2.74%.

The adjustment to record pro forma interest expense related to the bridge financing is based on the assumption that the Bridge Credit Facility was obtained on January 1, 2011 and the unpaid amount was outstanding for all of 2011 and the nine months ended September 30, 2012. The interest rate assumed on the bridge financing is 1.46%, which is comprised of the one-month LIBOR (0.21% at November 28, 2012) plus 125 basis points, as described in the terms of the Bridge Credit Facility. The assumed interest rate is based on the expected term the bridge financing will be outstanding.

The table below depicts a sensitivity analysis of interest expense, assuming a 12.5% increase or decrease to the one-month LIBOR rate associated with the bridge financing.

	12.5% sensitivity
	Nine months ended September 30, 2012	Year ended December 31, 2011
Increase in estimated interest rates	$120	$159
Decrease in estimated interest rates	119	158

The interest that Parent will ultimately pay may vary greatly from what is assumed in the pro forma statements and will be based on the respective contractual terms of the permanent and bridge financing.

(g)	Apex Tool Group, LLC

A fair value adjustment of $239 reflects Cooper’s 50% ownership of the $1.6 billion proceeds to be received upon the close of the disposition of Apex over the $561 carrying value of Cooper’s net investment in Apex as of September 30, 2012.

(h)	Other current liabilities

As of September 30, 2012
Deferred tax impact of inventory adjustment to fair value (19.5%)	$23
Eliminate deferred tax impact of Cooper’s historical LIFO inventory reserve	27
Deferred tax impact of Apex adjustment to fair value (35.2%)	84

Adjustments to Other current liabilities	$134

The deferred tax impact of the inventory adjustment to fair value was recorded using a pro forma blended statutory tax rate of 19.5%. The deferred tax impact of Apex adjustment to fair value was recorded using a tax rate of 35.2%, as this sale will occur in the U.S. Refer to Note 3(j), Income tax expense, for additional details on the pro forma income tax rates.

(i)	Shareholders’ equity

Total Cooper shares and share equivalents outstanding were exchanged for Parent shares at an exchange ratio of 0.77479, which totaled 128.1 million shares at November 30, 2012. The fair value of the equity-based consideration to acquire all Cooper common shares and common share equivalents outstanding totaled $6,649, which is based on Eaton’s weighted-average per share closing price at November 30, 2012, or $51.91 per share. Total Eaton shares outstanding were exchanged for Parent shares at a one-to-one ratio. The following depicts the equity value consideration of $6,649 and the conversion of Eaton shares to Parent shares, offset by the elimination of Cooper equity balances as of September 30, 2012:

	Transaction adjustments	Total
Issuance of Parent ordinary share consideration based on exchange ratio of 0.77479 per share ($0.01 par value)	$1
Conversion of Eaton historical common shares ($0.50 par value) to Parent shares ($0.01)	(165)
Eliminate Cooper’s historical common shares	(2)

Common shares transaction adjustments		$(166)
Record fair value of share consideration paid (less par value)	6,648
Conversion of Eaton historical common shares ($0.50 par value) to Parent shares ($0.01)	165
Eliminate Cooper’s historical capital in excess of par value	(128)

Capital in excess of par value transaction adjustments		6,685
Eliminate Cooper’s historical treasury shares	672

Treasury shares transaction adjustment		672
Write off proportionate amount of related capitalized deferred bridge financing costs	(44)
Record estimated other non-recurring transaction related costs	(65)
Eliminate Cooper’s historical retained earnings	(4,855)

Retained earnings transaction adjustments		(4,964)
Eliminate Cooper’s historical accumulated other comprehensive loss	176

Accumulated other comprehensive loss transaction adjustment		176

Shareholders’ equity transaction adjustments		$2,403

(j)	Income tax expense

A pro forma blended statutory income tax rate of 19.5% was used in determining the tax impact of certain pro forma adjustments. This rate was estimated using the adjusted statutory income tax rate for Eaton and Cooper, weighted based on respective income from continuing operations before income taxes. The adjusted statutory income tax rate for Eaton and Cooper is based on the U.S. and Ireland statutory income tax rate, respectively, and the tax rate impact of state and local income taxes and income taxes of non-U.S. operations. The U.S. statutory tax rate is 35% and the Ireland statutory tax rate is 25%. The blended statutory rate is as follows:

	Year ended December 31, 2011
	(as reported)
	Eaton	Cooper
Adjusted statutory income tax rate	19.7%	19.2%
Income from continuing operations before income taxes	$1,553	$757
Pro forma blended statutory income tax rate	19.5%

Although not reflected in the pro forma statements, the effective tax rate of the combined company could be significantly different depending on post-acquisition activities, such as potential repatriation of earnings from subsidiaries outside the U.S. and the geographical mix of taxable income affecting state and foreign taxes, among other factors.

Estimated income tax adjustments included in the pro forma statements of income are as follows:

	Nine months ended September 30, 2012	Year ended December 31, 2011
Amortization of intangibles	$33	$46
Interest expense related to permanent and bridge financing	42	56
Depreciation of property, plant and equipment	2	3
Amortization of permanent and bridge financing costs	4	6

Total adjustments to Income tax expense	$81	$111

Refer to Note 3(b) for additional information on depreciation expense and Note 3(d) for additional information on amortization expense. A tax rate of 35.2% was used in relation to interest expense and financing costs associated with the permanent and bridge financing, as this debt will reside in the U.S.

(k)	Net income from continuing operations per common share

Pro forma net income from continuing operations per common share for the year ended December 31, 2011 and the nine months ended September 30, 2012, has been calculated based on the estimated weighted-average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted-average shares outstanding have been calculated as if the acquisition-related shares had been issued and outstanding as of January 1, 2011. For additional information on calculation of acquisition-related shares, see Note 2.

	Nine months ended September 30, 2012		Year ended December 31, 2011
	Eaton (as reported)	Pro forma combined	Eaton (as reported)	Pro forma combined
Net income from continuing operations attributable to common shareholders	$1,038	$1,389	$1,350	$1,707
Weighted-average number of common shares outstanding—diluted	339.7	467.8	342.8	470.9
Less dilutive effect of stock options and restricted awards	3.0	3.0	4.5	4.5

Weighted-average number of common shares outstanding—basic	336.7	464.8	338.3	466.4

Net income from continuing operations per common share
Diluted	$3.05	$2.97	$3.93	$3.62
Basic	3.08	2.99	3.98	3.66

Note 4. PRO FORMA RECLASSIFICATION ADJUSTMENTS

Certain reclassifications have been recorded to Cooper’s historical financial statements to conform to Parent’s presentation, as follows:

(a)	Short-term investments included within Cash have been reclassified to Short-term investments.

(b)	Other non-trade payables included within Accounts payable have been reclassified to Other current liabilities.

(c)	Pension liabilities and noncontrolling interests included within Other noncurrent liabilities have been reclassified to Pension liabilities and Noncontrolling interests, respectively.

(d)	Shipping and handling costs included within Net sales have been reclassified to Cost of products sold.

(e)	Research and development expenses and net income attributable to noncontrolling interests included within Cost of products sold have been reclassified to Research and development expense and Net income for noncontrolling interests, respectively.

Note 5. UNADJUSTED PRO FORMA BALANCES

Retirement benefits plans

At this time, Parent does not have sufficient information as to the nature of the populations in the Cooper retirement benefits plans, specific investment strategies, and other such data necessary to make a reasonable preliminary estimate of fair value. Therefore, no adjustment has been recorded to Cooper’s pension and post-retirement benefits plans to reflect the impact of updating the funded status for current discount rates and plan asset values or removing Cooper’s historical prior service cost and actuarial loss amortization.

Legal and environmental contingencies

At this time, Parent does not have sufficient information as to details of Cooper’s legal proceedings, product liability claims, environmental matters and other such information to make a reasonable preliminary estimate of fair value. The valuation effort could require intimate knowledge of complex legal matters and associated defense strategies. Therefore, no adjustment has been recorded to the current book values.